Exhibit 10.1

Execution Copy

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of November 7, 2019 (this "Amendment"), is among INFUSYSTEM HOLDINGS, INC., INFUSYSTEM HOLDINGS USA, INC., INFUSYSTEM, INC., FIRST BIOMEDICAL, INC., IFC LLC (collectively, the "Borrowers"), any other Loan Parties party hereto, and JPMORGAN CHASE BANK, N.A. (the "Lender").

RECITAL

The Borrowers, any other Loan Parties party thereto, and the Lender are parties to a Credit Agreement dated as of March 23, 2015 (as amended or modified from time to time, the "Credit Agreement"). The Borrowers desire to amend the Credit Agreement, all as set forth herein, and the Lender is willing to do so in accordance with the terms hereof. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

ARTICLE 1.    AMENDMENTS TO CREDIT AGREEMENT

Upon the satisfaction of the conditions specified in Article 3 hereof, the Credit Agreement is amended as of the date hereof as follows:

1.1     The following definitions are hereby added to Section 1.01 of the Credit Agreement, in the appropriate alphabetical order thereto:

“2019 Capital Expenditure Loans” means the Loans extended by the Lender to the Borrowers pursuant to Section 2.01(g).

“2019 Capital Expenditure Loan Commitment” means the aggregate commitment of the Lender to make the 2019 Capital Expenditure Loans, which aggregate commitment shall be Ten Million Dollars ($10,000,000) on the Sixth Amendment Effective Date. After advancing the 2019 Capital Expenditure Loans, each reference to the 2019 Capital Expenditure Loan Commitment shall refer to the outstanding amount of the 2019 Capital Expenditure Loans plus any undrawn amounts remaining with respect to the 2019 Capital Expenditure Loan facility.

“2019 Capital Expenditure Loan Draw Period” means the period commencing on the Sixth Amendment Effective Date and ending on the earliest of (a) the date upon which the aggregate 2019 Capital Expenditure Loan Commitment is fully advanced pursuant to Section 2.01(g), and (b) December 31, 2020 (if the same is a Business Day, or if not then the immediately next succeeding Business Day).

“2019 Capital Expenditure Loan Maturity Date” means the date five years after the Sixth Amendment Effective Date (if the same is a Business Day, or if not then the immediately next succeeding Business Day).

“Maintenance Capital Expenditures” means, for any period, 50% of depreciation expense calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for such period, not to be less than zero.

“Sixth Amendment” means the Sixth Amendment to this Agreement among the parties hereto.

“Sixth Amendment Effective Date” means the effective date of the Sixth Amendment.

1.2     The following definitions in Section 1.01 of the Credit Agreement are amended and restated as follows:

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) the Term Loans made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (c) the Capital Expenditure Loans made on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect and (d) the 2019 Capital Expenditure Loans made on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, Capital Expenditure Loans, or 2019 Capital Expenditure Loans, and (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Term Commitment, Capital Expenditure Loan Commitment or 2019 Capital Expenditure Loan Commitment.

“Commitment” means the sum of the Revolving Commitment, Term Commitments, Capital Expenditure Loan Commitment and 2019 Capital Expenditure Loan Commitment.

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any non-recurring fees, cash charges and other cash expenses (including severance costs and prepayment premiums) made or incurred in connection with the Transactions or the Specified Acquisition that are paid or otherwise accounted for within 180 days of the Effective Date in an aggregate amount not to exceed $1,000,000, (v) severance expense paid by the Company and its Subsidiaries in an aggregate amount not to exceed $250,000 in any fiscal year, (vi) fees and charges in an aggregate amount not to exceed $250,000 and incurred prior to December 31, 2019 relating to Borrower’s integration of business previously served by another major provider of electric oncology pumps; (vii) one-time charges in an aggregate amount not to exceed $250,000 and incurred prior to December 31, 2019 relating to Borrower’s facility move; (viii) lease buyout expenses not to exceed (x) $100,000 incurred on or prior to December 31, 2018, (y) $180,000 incurred after December 31, 2018 but on or prior to March 31, 2019 and (z) $180,000 incurred after September 30, 2019 but on or prior to December 31, 2020; and (ix) any other non-cash charges for such period (but excluding (A) any non-cash charge in respect of an item that was included in Net Income in a prior period and (B) any non-cash charge that relates to the write-down or write-off of Inventory, Medical Equipment Held for Sale or Rental and Medical Equipment in Rental Service in excess of $500,000 in any consecutive twelve month period), minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any non-cash items of income for such period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP. EBITDA is also subject to pro forma adjustments as described in Section 1.05.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA minus Maintenance Capital Expenditures to (b) Fixed Charges, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any CBFR Loan, the last Business Day of each fiscal quarter and the Revolving Credit Maturity Date, the Term Maturity Date, the Capital Expenditure Loan Maturity Date or the 2019 Capital Expenditure Loan Maturity Date, as applicable, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Revolving Credit Maturity Date, the Term Maturity Date, the Capital Expenditure Loan Maturity Date or the 2019 Capital Expenditure Loan Maturity Date, as applicable.

“Revolving Commitment” means the commitment of the Lender to make Revolving Loans and issue Letters of Credit hereunder, as such commitment may be reduced from time to time pursuant to Section 2.07. The Lender’s Revolving Commitment as of the Sixth Amendment Effective Date is $11,750,000.

“Revolving Credit Maturity Date” means the date five years after the Sixth Amendment Effective Date (if the same is a Business Day, or if not then the immediately next succeeding Business Day), or any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“Term Commitments” means the Term A Commitment and the Term B Commitment, provided that such were replaced as of the First Amendment Effective Date with a Term Loan in an aggregate amount equal to $32,000,000, and the Term C Commitment, provided further that the Term A Commitment and the Term B Commitment (which were replaced as of the First Amendment Effective Date with a Term Loan in an aggregate amount equal to $32,000,000) and the Term C Commitment were all replaced as of the Sixth Amendment Effective Date with a Term Loan in an aggregate amount equal to $27,687,254.26

“Term Loans” means the Term A Loans and the Term B Loans, provided that such were replaced and refinanced as of the First Amendment Effective Date with a Term Loan in an aggregate amount equal to $32,000,000, and the Term C Loan, provided further that the Term A Loan and the Term B Loan (which were replaced as of the First Amendment Effective Date with a Term Loan in an aggregate amount equal to $32,000,000) and the Term C Loan were all replaced as of the Sixth Amendment Effective Date with a Term Loan in an aggregate amount equal to $27,687,254.26.

“Term Maturity Date” means the date five years after the Sixth Amendment Effective Date (if the same is a Business Day, or if not then the immediately next succeeding Business Day).

1.3     The following new Sections 2.01(g) and (h) are added to the Credit Agreement:

(g) Subject to the terms and conditions set forth herein, the Lender agrees to make 2019 Capital Expenditure Loans to the Borrowers during the 2019 Capital Expenditure Loan Draw Period, in an aggregate amount equal to the 2019 Capital Expenditure Loan Commitment, by making immediately available funds available to the account designated by the Borrowers in writing. Each Borrowing of 2019 Capital Expenditure Loans shall be used solely to purchase Eligible Equipment to be used in Borrowers’ business and shall be in amounts not to exceed 90% of the invoiced hard costs of such acquired equipment. Amounts repaid in respect of 2019 Capital Expenditure Loans may not be reborrowed.

(h) Subject to the terms and conditions set forth herein, the Lender agrees to make a Term Loan in dollars to the Borrowers, on the Sixth Amendment Effective Date, in an aggregate principal amount not to exceed $27,687,254.26. Such Term Loan shall refinance and replace in full all Term A Loans and Term B Loans (which were previously refinanced and replaced in full on the First Amendment Effective Date) and all Term C Loans (and no new funds will be disbursed as of the Sixth Amendment Effective Date, as the aggregate outstanding principal balance of the previously combined Term A Loans and Term B Loans plus the Term C Loans equals $27,687,254.26 as of the Sixth Amendment Effective Date. Amounts prepaid or repaid in respect of the Term Loans may not be reborrowed.

1.4     Section 2.02(d) of the Credit Agreement is restated as follows:

(d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date, the Term Maturity Date, the Capital Expenditure Loan Maturity Date or the 2019 Capital Expenditure Loan Maturity Date, as applicable.

1.5     The last paragraph of Section 2.03(b) of the Credit Agreement is restated as follows:

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a CBFR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one month’s duration.

1.6     Section 2.07(a) of the Credit Agreement is restated as follows:

(a) Unless previously terminated, (i) the Term Commitments shall terminate on the Term Maturity Date, (ii) the Capital Expenditure Loan Commitment shall terminate at the Capital Expenditure Loan Maturity Date, (iii) the 2019 Capital Expenditure Loan Commitment shall terminate at the 2019 Capital Expenditure Loan Maturity Date, and (iv) the Revolving Commitment shall terminate on the Revolving Credit Maturity Date.

1.7     Section 2.08(b) of the Credit Agreement is restated as follows:

(b) The Borrowers hereby unconditionally agree that the combined Term A Loans and the Term B Loans (combined as of the First Amendment Effective Date) and Term C Loans are replaced and refinanced in full as of the Sixth Amendment Effective Date with a single Term Loan in an aggregate amount equal to $27,687,254.26 made under Section 2.01(h). As of the Sixth Amendment Effective Date, the Borrowers hereby unconditionally promise to pay to the Lender the principal amount of such combined Term A Loans, the Term B Loans and Term C Loans (such combined Loans referred to as the Term Loans) commencing with the last Business Day of December, 2019 and on the last Business Day of each March, June, September and December thereafter, in consecutive quarterly principal installments each in the amount of $1,153,635 (as adjusted from time to time pursuant to Section 2.09(d) or 2.16(b)). To the extent not previously paid, all unpaid Term Loans shall be paid in full in cash by the Borrowers on the Term Maturity Date.

1.8     The following new Section 2.08(c-2) is added to the Credit Agreement after Section 2.08(c):

(c-2) With respect to the 2019 Capital Expenditure Loans, the Borrowers hereby unconditionally promise to pay to the Lender, commencing with the last Business Day of March 2021 and on the last Business Day of each March, June, September and December thereafter, in consecutive quarterly principal installments based on a five (5) year amortization of the then outstanding balance as of December 31, 2020 (as adjusted from time to time pursuant to Section 2.09(d) or 2.16(b)). To the extent not previously paid, all unpaid 2019 Capital Expenditure Loans shall be paid in full in cash by the Borrowers on the 2019 Capital Expenditure Loans Maturity Date.

1.9     Section 2.09(d) of the Credit Agreement is restated as follows:

(d) All prepayments required to be made pursuant to Section 2.09(c) shall be applied, first to prepay the Term Loans (and in the event Term Loans of more than one Class shall be outstanding at the time, shall be allocated among the Term Loans pro rata based on the aggregate principal amounts of outstanding Term Loans of each such Class), and such prepayments of the Term Loans shall be applied to reduce the remaining scheduled repayments of Term Loans of each Class in the inverse order of maturity (with any prepayments applied first to the payment at final maturity), second to prepay the Revolving Loans without a corresponding reduction in the Revolving Commitment, third to cash collateralize outstanding LC Exposure, and fourth to prepay the Capital Expenditure Loans and 2019 Capital Expenditure Loans pro rata (with such prepayments to be applied to reduce the remaining scheduled repayments of Capital Expenditure Loans and 2019 Capital Expenditure Loans in the inverse order of maturity). Within each such category, such prepayments shall be applied first to CBFR Loans and then to Eurodollar Loans in order of Interest Period maturities (beginning with the earliest to mature).

1.10     The following new Section 4.02(f) is added to the Credit Agreement:

(f)     Each Borrowing of a 2019 Capital Expenditure Loan (x) represents an amount not to exceed 90% of the invoiced hard costs of equipment being acquired by the Borrowers with the proceeds of such Borrowing and (y) shall not be used for any purpose other than the acquisition of Eligible Equipment, and all equipment acquired with the proceeds of any 2019 Capital Expenditure Loans shall be acquired free and clear of all Liens and no Indebtedness (other than the 2019 Capital Expenditure Loans) may be incurred in connection therewith. All Eligible Equipment shall be subject to any additional conditions required by Lender.

1.11     Section 5.01(e) of the Credit Agreement is restated as follows:

(e) (x) as soon as available but in any event within 30 days of the end of each fiscal quarter of the Borrower, or within 30 days of the end of each calendar month if any Revolving Loans were outstanding is month, (y) in connection with, and prior to, requesting any Letter of Credit and (z) at such other times as may be requested by the Lender, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Lender may reasonably request;

ARTICLE 2.    REPRESENTATIONS

In order to induce the Lender to enter into this Amendment, each Borrower represents and warrants to the Lender that the following statements are true, correct and complete:

2.1     The execution, delivery and performance of this Amendment and the other Loan Documents executed in connection herewith are within its powers, have been duly authorized and are not in contravention with any law in any material respect, or the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

2.2     Each of this Amendment and the other Loan Documents executed in connection herewith is valid and binding in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

2.3     After giving effect to the amendments herein contained and the satisfaction of the conditions described in Article 3 below, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof in all material respects with the same force and effect as if made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects) and no Default has occurred and is continuing.

ARTICLE 3.    CONDITIONS PRECEDENT.

This Amendment shall be effective as of the date hereof when each of the following is satisfied:

3.1     The Borrowers and the Lender shall have executed this Amendment.

3.2     Each Loan Party shall deliver an officers’ certificate and resolutions satisfactory to the Lender.

3.3     The Borrowers shall have paid the Lender all fees and other amounts due and payable on or prior to the date hereof.

3.4     To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Lender shall have received a Beneficial Ownership Certification in relation to the Borrower (provided that, upon the execution and delivery by Lender of its signature page to this Amendment, the condition set forth in this Section 3.4 shall be deemed to be satisfied).

3.5     Such other agreements and documents reasonably requested by the Lender shall have been delivered to the Lender, including without limitation any additional Collateral Documents requested by the Lender.

ARTICLE 4.    MISCELLANEOUS.

4.1     References in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time. This Amendment is a Loan Document.

4.2     Except as expressly amended hereby, each Borrower agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing.

4.3     Each Borrower represents and warrants that it is not aware of any claims or causes of action against the Lender or any of its affiliates, successors or assigns, and that it has no defenses, offsets or counterclaims with respect to the Secured Obligations. Notwithstanding this representation and as further consideration for the agreements and understandings herein, each Borrower, on behalf of itself and its predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns (the "Releasing Parties"), hereby releases the Lender and its predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns (the “Released Parties”), from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to this Agreement, the other Loan Documents, all transactions relating to this Agreement or any of the other Loan Documents or the business relationship among, or any other transactions or dealings among, the Releasing Parties or any of them and the Released Parties or any of them.

4.4     This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks. This Amendment shall not be deemed to have otherwise prejudiced any present or future right or rights which the Lender now has or may have under the Credit Agreement or in any other Loan Document and, in addition, shall not entitle any Borrower to a waiver, amendment, modification or other change to, of or in respect of any provision of Credit Agreement or in any other Loan Document in the future in similar or dissimilar circumstances. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and signatures sent by facsimile or other electronic imaging shall be effective as originals.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.

INFUSYSTEM HOLDINGS, INC.

By          /s/ Gregory W. Schulte

      Name: Gregory W. Schulte

      Title: Chief Financial Officer

INFUSYSTEM, INC.

By            /s/ Gregory W. Schulte

      Name: Gregory W. Schulte

      Title: Chief Financial Officer

FIRST BIOMEDICAL, INC.

By        /s/ Gregory W. Schulte

      Name: Gregory W. Schulte

      Title: Chief Financial Officer

IFC LLC

By      /s/ Gregory W. Schulte

      Name: Gregory W. Schulte

      Title: Chief Financial Officer

INFUSYSTEM HOLDINGS USA, INC.

By     /s/ Gregory W. Schulte

      Name: Gregory W. Schulte

      Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A. By /s/ Cathy Smith Name: Cathy Smith Title: Senior Underwriter